               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549




                         FORM 8-K
                      CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


Date of Report(Date of earliest event reported): August 8, 1996


                ORBIT INTERNATIONAL CORP.
   (Exact name of registrant as specified in its charter)


    Delaware         0-3936        11-1826363
   (State or other (Commission (IRS Employer jurisdiction of File Number) Identification No.)
    incorporation)



      80 Cabot Court, Hauppauge, New York 11788
 (Address of principal executive offices)  (Zip Code)



Registrant's telephone number, including area code(516)435-8300


                Not Applicable
(Former name or former address, if changed since last report)
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Item 5.   Other Events.

     Annexed hereto as Exhibit 1 is a copy of a press release issued by Orbit International Corp. (the "Company") on August 8, 1996 announcing that it has entered into a letter of intent for the sale of its East/West Division and announcing its plans to sell its Canadian Apparel Segment.


Item 7.   Exhibits

     1.   Press Release dated August 8, 1996.
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                              SIGNATURES



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed by the undersigned hereunto duly authorized.



                         ORBIT INTERNATIONAL CORP.
                             (Registrant)



                         By: /s/ Mitchell Binder
                                 Mitchell Binder
                                 Vice President-Finance and
                                 Chief Financial Officer


Date: August 13, 1996
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                            EXHIBIT INDEX


          Exhibit                       Page Number


1.   Press Release dated August 8, 1996.

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EXHIBIT 1




CONTACT
     FOR IMMEDIATE RELEASE
Mitchell Binder
                     August 8, 1996
Vice President, Finance
516-435-8300




     ORBIT INTERNATIONAL CORP. SIGNS LETTER
       OF INTENT  FOR SALE OF EAST/WEST
       DIVISION; ANNOUNCES PLAN TO SELL
           CANADIAN APPAREL SEGMENT



Hauppauge, NY, August 8, 1996 - Orbit International Corp. (NASDAQ:ORBT) today announced that it has signed a Letter of Intent ( the Letter of Intent ) for the sale of its East/West Division to Mezzanotte Design, Ltd. ( Mezzanotte ) which is expected to close in September, 1996. The Company also announced that it plans to sell its Canadian Apparel Segment and has engaged the services of KPMG in Canada to assist in the sale of the Segment. As a result, the Company will report all of its apparel operations as discontinued operations in its second quarter financial statements which results will be released during the week of August 12, 1996.

The sale of its apparel segments will enable Orbit to return to its core base of business which is the manufacture of customized electronic components and subsystems for military and non-military government applications. In February 1996, Orbit purchased from Astrosystems, Inc. (NASDAQ:ASTR) substantially all of the assets of its wholly owned subsidiary Behlman Electronics, Inc. and substantially all of the assets of its Military Electronic division.

Under the terms of the Letter of Intent Mezzanotte will purchase the assets and business of East/West and assume certain of its liabilities in exchange for a guaranteed minimum royalty over a four year period and a minority ownership by Orbit in a subsidiary of Mezzanotte formed for the purpose of acquiring the East/West division. The terms of the letter of intent are subject to a negotiated Asset Purchase Agreement between the parties.

Dennis Sunshine, President and CEO of Orbit commented that the sale of our remaining apparel segments will enable us to focus on our electronics business which has consistently produced solid operating results in recent years. Our business strategy is to complete the sale of these apparel segments and then explore opportunities for the expansion of the electronics business both internally and through additional acquisitions.

Orbit International Corp., based in Hauppauge, New York, is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications. Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality, distortion free commercial power units and low noise uninterruptable power supplies (UPS). The Behlman military division designs, manufactures and sells power conversion devices and electronic products for measurement and display. For a more detailed discussion of the risks inherent in the Company s business the reader is referred to the Company s Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and the Company s Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, each filed with the Securities and Exchange Commission.